UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 24, 2007 (September 18, 2007)
Date of Report (Date of earliest event reported)

DELCATH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881

(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

600 Fifth Avenue, 23rd Floor New York, NY 10020

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 489-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On September 18, 2007, Delcath Systems, Inc. (the “Company”) entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Canaccord Adams Inc. and ThinkEquity Partners LLC, acting as placement agents (the “Placement Agents”), pursuant to which the Placement Agents have agreed to act as the Company’s placement agents in connection with a registered direct offering by the Company (the “Offering”) of 3,833,108 shares of the Company’s common stock, $0.01 par value, and warrants to purchase 1,916,554 shares of common stock (“Warrants”). The common stock and warrants are being offered in units (each a “Unit”), with each Unit consisting of one share of common stock and a warrant to purchase 0.5 shares of common stock at an initial exercise price of $4.53 per whole share of common stock, which is subject to adjustment. Each Unit will be sold at a negotiated price of $3.70. The five-year warrants will not be exercisable prior to six months after issuance.

     The shares of common stock and warrants in the Offering are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on May 25, 2007 and was declared effective on June 7, 2007 (File No. 333-143280) (the "Registration Statement").

     The Placement Agents will be paid an aggregate fee equal to 6.0% of gross proceeds of the Offering, or approximately $850,950. Canaccord Adams Inc. and ThinkEquity Partners LLC will be paid 70% and 30%, respectively, of the aggregate placement agency fee. A copy of the Placement Agency Agreement, including the exhibits thereto, is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

     In connection with the Offering, the Company entered into subscription agreements, dated September 18, 2007 (the “Subscription Agreements”), between the Company and the investor signatories thereto. The form of Subscription Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. In addition, a copy of the form of Warrant is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

     On September 18, 2007, the Company also entered into an Escrow Agreement (the "Escrow Agreement") with Canaccord Adams Inc., ThinkEquity Partners LLC and JPMorgan Chase Bank, N.A., a national banking association, pursuant to which JPMorgan Chase Bank, N.A. will act as escrow agent to hold the funds of the investors in connection with the Offering in an escrow account to be held until jointly released by the Company and the Placement Agents on the date that the units are to be delivered to the investors. A copy of the Escrow Agreement is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

     The foregoing summaries of the Offering, the securities to be issued by the Company in connection therewith, the Placement Agency Agreement, Subscription Agreement, the Warrants and Escrow Agreement do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report on Form 8-K.

ITEM 8.01 OTHER EVENTS.

On September 18, 2007, the Company announced that it entered into definitive subscription agreements with selected institutional investors to sell 3,833,108 shares of its common stock and warrants to purchase 1,916,554 shares of common stock with an exercise price of $4.53 per share through a registered direct offering (the “Offering”). Each unit, consisting of one share of common stock and one warrant to purchase 0.5 shares of common stock, was priced at $3.70, for gross proceeds to the Company of approximately $14.2 million, before deducting offering fees and expenses. The Company intends to use the net proceeds to fund the continued advancement of the Company's Phase II and Phase III clinical trials currently underway, to fund new research and development activities, and for other general corporate purposes.

     The closing of the Offering is expected to take place on September 24, 2007, subject to the satisfaction of customary closing conditions.

     A copy of the Company’s press release announcing the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

No.	Description

10.1	Placement Agency Agreement dated September 18, 2007 by and among Delcath Systems, Inc., Canaccord Adams Inc. and Think Equity Partners LLC.

10.2	Form of Subscription Agreement

10.3	Form of Warrant

10.4	Escrow Agreement dated September 18, 2007 between Delcath Systems, Inc., Canaccord Adams Inc., Think Equity Partners LLC and JPMorgan Chase Bank, N.A.

99.1	Press release of Delcath Systems, Inc. dated September 18, 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 24, 2007		DELCATH SYSTEMS, INC.

	By:	/s/ Richard L. Taney
Name: Richard L. Taney
Title: Chief Executive Officer

EXHIBIT INDEX

No.	Description

10.1	Placement Agency Agreement dated September 18, 2007 by and among Delcath Systems, Inc., Canaccord Adams Inc. and Think Equity Partners LLC.

10.2	Form of Subscription Agreement

10.3	Form of Warrant

10.4	Escrow Agreement dated September 18, 2007 between Delcath Systems, Inc., Canaccord Adams Inc., Think Equity Partners LLC and JPMorgan Chase Bank, N.A.

99.1	Press release of Delcath Systems, Inc. dated September 18, 2007